UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2006

Turbine Truck Engines Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  -

(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On September 29,2006 Turbine Truck Engines, Inc.(TTE) and Alpha Engines Corporation (AEC) setteled in a written agreement for payment of the Accrued Royalty Fees due to AEC. The settlement was for a total of 100,000 shares of restricted common stock with registration rights for total payment of the amount accrued. The total amount accrued was $416,666.67. Both parties agreed to the total amount of shares valued at $0.61 a share at the time of the agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines Inc.

Date: October 02, 2006	By:	/s/ Michael H. Rouse
Michael H. Rouse
Chairman and CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Signed agreement between TTE & AEC